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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) October 8, 1998


                         IMPAC MORTGAGE HOLDINGS, INC.
               (Name of registrant as specified in its charter)

             MARYLAND                                       33-0675505
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                       identification number)

          20371 IRVINE AVENUE
     SANTA ANA HEIGHTS, CALIFORNIA                            92707
(Address of principal executive offices)                    (Zip Code)

                   ISSUER'S TELEPHONE NUMBER: (714) 556-0122

     _____________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 5.   Other Events

        On December 22, 1998, in connection with the Company's Prospectus Supplement to the Prospectus, File No. 333-34137 (the "Registration Statement"), that was declared effective by the Securities and Exchange Commission on May 8, 1998, the Company entered into a Placement Agent Agreement (the "Placement Agent Agreement") with EVEREN Securities, Inc. (the "Placement Agent"). The Placement Agent Agreement provides for the offer and sale of 1,200,000 shares of Series B 10.5% Cumulative Convertible Preferred Stock (the "Preferred Stock") by the Placement Agent on a best efforts basis. The Placement Agent is not obligated and does not intend to itself take (or purchase) any of the Preferred Stock.

        The Placement Agent has been filed as an exhibit to this report and is incorporated by reference herein. This report, including the Placement Agent Agreement filed as an exhibit hereto, is incorporated by reference into the Registration Statement.

Item 7.   Financial Statements and Exhibits

        (c)    Exhibits

        1.3    Form of Placement Agent Agreement

        3.1b   Articles Supplementary

        4.9 Form of Series B 10.5% Cumulative Convertible Preferred Stock Certificate

       12.2 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

       23.1    Independent Auditors' Consent IMH

       23.2    Independent Auditors' Consent IFC

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 1998

                                        IMPAC MORTGAGE HOLDINGS, INC.




                                        BY:  /s/ Richard Johnson
                                           -------------------------------------
                                                Richard Johnson
                                                Executive Vice President Finance
                                                and Chief Financial Officer

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